As filed with the Securities and Exchange Commission on June 28, 1995.
                                 Registration No. 33-____________





               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ___________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ___________________

                     DOLE FOOD COMPANY, INC.
     (Exact name of registrant as specified in its charter)
                       ___________________

        Hawaii                                99-0035300
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)            Identification No.)

    31355 Oak Crest Drive, Westlake Village, California 91361
            (Address of principal executive offices)


                  TAX-DEFERRED INVESTMENT PLAN
                     FOR SALARIED EMPLOYEES
                   OF DOLE FOOD COMPANY, INC.
          AND PARTICIPATING DIVISIONS AND SUBSIDIARIES
                    (Full title of the plan)

                     J. Brett Tibbitts, Esq.
            Vice President--Corporate General Counsel
                     DOLE FOOD COMPANY, INC.
                      31355 Oak Crest Drive
               Westlake Village, California 91361
             (Name and address of agent for service)
                       ___________________

  Telephone number, including area code, of agent for service: (818) 879-6600
                       ___________________

                            Copy to:
                      Diana L. Walker, Esq.
                        O'MELVENY & MYERS
                      400 South Hope Street
               Los Angeles, California 90071-2899


                CALCULATION  OF REGISTRATION  FEE



                              Proposed    Proposed
                              maximum     maximum
Title of          Amount      offering    aggregate       Amount of
securities        to be       price       offering        registration
to be registered  registered  per unit    price           fee


Common Stock,     500,000(1)  $28.875(2)  $14,437,500(2)  $4,978.45(2)
no par value      shares

Interests in      (1)
the Plan


 (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an indeterminate amount of interests in the employee benefit plan described herein and an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.
(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock reported in The Wall Street Journal, Western Edition on June 23, 1995 for June 22, 1995.


The Exhibit Index is included in this Registration Statement.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by
Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act").

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents of Dole Food Company, Inc. (the
"Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a)  the Company's Annual Report on Form 10-K for the
          Company's fiscal year ended December 31, 1994;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 25, 1995; and

     (c) the description of the Company's Common Stock contained in the registration statement (and past and future amendments thereto) for the Common Stock filed under
          Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

          The Company's Common Stock, with no par value (the
"Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS


GENERAL

          Officers and directors of the Company are covered by certain provisions of the Hawaii Business Corporation Act (the "Hawaii BCA"), the Company's By-laws and insurance policies which serve to limit, and, in certain instances, to indemnify them against, certain liabilities which they incur in such capacities. These various provisions are summarized below.

ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES

          In June 1989, Hawaii enacted legislation (the "1989 Act") which authorizes corporations to limit or eliminate the personal liability of their directors in any action brought by the corporation or their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, a director must act in good faith in a manner such director reasonably believes to be in the best interests of the corporation and with such care as a prudent person in like position would use under similar circumstances. Although the 1989 Act does not change directors' duty of care, it enables corporations to limit available relief to the corporation or its stockholders to equitable remedies such as injunction or rescission. Article IX of the Company's By-laws limits the liability of directors to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the 1989 Act, as amended from time to time. Specifically, directors of the Company will not be personally liable to the corporation or its stockholders for monetary damages for breach of a director's fiduciary duty as a director, except for liability, (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or which constitute a willful or reckless disregard of the director's fiduciary duty, (iii) for payments of dividends, stock repurchases or redemptions contrary to the provisions of the Hawaii BCA made wilfully or negligently, or (iv) for any transaction from which the director derived an improper benefit. If the Hawaii BCA is amended after the effective date of Article IX of the Company's By-laws to further eliminate or limit the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Hawaii BCA, as so amended. The inclusion of this provision in the Company's By-laws may have the effect of reducing the likelihood of litigation against directors, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

INDEMNIFICATION AND INSURANCE

          Pursuant to the authority conferred upon the Company by the Hawaii BCA, Section 1 of Article VIII of the Company's By-laws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or of any division of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Pursuant to the authority conferred upon the Company by the Hawaii BCA, Section 2 of Article VIII of the Company's By-laws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company or of any division of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of the Company or of any division of the Company, or is or was serving at the request of the Company as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought or in any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          As required by the Hawaii BCA, any indemnification under
Article VIII of the Company's By-laws (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (i) by the Company's Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by a majority vote of the stockholders of the Company. The Hawaii BCA further provides, however, that to the extent that a director, officer or employee of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Company's Board of Directors in a particular case upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is not entitled to be indemnified by the Company.

          The indemnification and advancement of expenses provided by or granted pursuant to Article VIII of the Company's By-laws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The Company from time to time maintains insurance (subject to applicable deductibles, limitations, and exclusions) on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against certain liabilities asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Article VIII of the Company's By-laws.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


ITEM 8.   EXHIBITS

          See the attached Exhibit Index. The undersigned Company has submitted the Plan to the Internal Revenue Service (the "IRS") and hereby undertakes to submit any amendment thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.


ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)      To include any prospectus
               required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                        (ii)      To reflect in the prospectus any
               facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii)     To include any material
               information with respect to the plan of
               distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES



     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on June 23, 1995.


                        DOLE FOOD COMPANY, INC.


                        By:  /s/ J. Brett Tibbitts

                        Its: Vice President-Corporate General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                   TITLE                       DATE



    /s/ David H. Murdock    Chairman of the Board         June 23, 1995
    David H. Murdock        and Chief Executive Officer
                            and Director (Principal
                            Executive Officer)

    /s/ David A. DeLorenzo  Executive Vice President      June 20, 1995
    David A. DeLorenzo      and Director


    /s/ Michael S. Karsner  Vice President -- Treasurer   June 23, 1995
    Michael S. Karsner      and Chief Financial Officer
                            (Principal Financial Officer)

    /s/ Patricia A. McKay   Vice President -- Finance     June 23, 1995
    Patricia A. McKay       and Controller (Principal
                            Accounting Officer)

    /s/ Elaine L. Chao      Director                      June 23, 1995
    Elaine L. Chao


    /s/ Mike Curb           Director                      June 23, 1995
    Mike Curb


    /s/ Richard M. Ferry    Director                      June 23, 1995
    Richard M. Ferry


    /s/ James F. Gary       Director                      June 23, 1995
    James F. Gary


    /s/ Frank J. Hata       Director                      June 23, 1995
    Frank J. Hata

       THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Company's Corporate Compensation and Benefits Committee has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on June 23, 1995.

                                  TAX-DEFERRED INVESTMENT PLAN OF
                                  DOLE FOOD COMPANY, INC. AND
                                  PARTICIPATING DIVISIONS AND
                                  SUBSIDIARIES

                                  By: CORPORATE COMPENSATION AND
                                      BENEFITS COMMITTEE


                                      By: /s/ Richard M. Ferry

                                         Richard M. Ferry
                                         ___________________________
                                            (name)

                                      Its:   Chairman
                                          __________________________
                                            (title)

                          EXHIBIT INDEX



Exhibit
Number           Description


4.1    Tax-Deferred Investment Plan for Salaried
       Employees of Dole Food Company, Inc. and
       Participating Divisions and Subsidiaries.

4.2 Master Defined Contribution Trust Agreement by and between Dole Food Company, Inc. and Mellon Bank, N.A.

4.3    Amendment 1995-1 to the Tax-Deferred Investment
       Plan for Salaried Employees of Dole Food Company,
       Inc. and Participating Divisions and Subsidiaries.

5 Opinion of Goodsill Anderson Quinn & Stifel regarding legality of interests and shares.

23.1   Consent of Arthur Andersen L.L.P. (Consent of
       Independent Public Accountants).

23.2   Consent of Goodsill Anderson Quinn & Stifel
       (included in Exhibit 5).